Exhibit 99

Resideo Announces First Quarter 2022 Financial Results

SCOTTSDALE, Ariz., May 3, 2022 – Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions and distributor of commercial and residential security and audio-visual products, today announced financial results for the first quarter ended April 2, 2022.

First Quarter 2022 Highlights

•	Net revenue of $1.51 billion, up 6% from $1.42 billion in the first quarter 2021

•	Gross profit margin of 28.8%, up 290 basis points compared to gross profit margin of 25.9% in the prior year comparable period

•	Operating profit of $172 million, or 11.4% of revenue, compared to $130 million, or 9.2% of revenue, in the first quarter 2021

•	Fully diluted earnings per share of $0.58 compared to fully diluted earnings per share of $0.33 in the first quarter 2021

•	Completed First Alert and Arrow Wire & Cable acquisitions

Management Remarks

“We began 2022 on a strong note with both ADI and Products & Solutions delivering year-over-year sales and profitability expansion,” commented Jay Geldmacher, Resideo’s President and CEO. “Overall demand indicators remain positive across the business as residential and commercial customers invest to improve the security, energy efficiency and comfort of their surroundings.”

“At ADI we continue to expand digital initiatives to support improved customer experience and invest in tools to drive sales force effectiveness, while also focusing on capturing value from the current pricing environment. Products & Solutions is delivering strong realization on 2021 price actions and demand continues to outstrip our ability to fully supply. We closed the acquisitions of First Alert and Arrow Wire & Cable and we are excited to welcome the respective teams to Resideo. We are hitting the ground running on unlocking the meaningful value creation opportunity we see from bringing these organizations together with Products & Solutions and ADI.”

Products & Solutions First Quarter 2022 Highlights

•	Revenue of $619 million, up 2% compared to the first quarter 2021

•	Operating profit of $153 million, up 18% compared to the first quarter 2021

•	Completed acquisition of First Alert on March 31, adding highly complementary smoke and carbon monoxide detection home safety products

Products & Solutions delivered revenue of $619 million in the first quarter 2022, up 2% compared to first quarter 2021. Strong flow through of price adjustments put in place throughout 2021 drove the year-over-year revenue expansion. Demand remains healthy in our air and energy product categories across channels, which offset softness in security products. The supply chain environment remained challenging during the first quarter. This included both materials sourcing, particularly related to semiconductor components, and shipping costs, which remained at historically elevated levels. Products & Solutions continues to make progress deepening its relationships with key customers and partners and is actively expanding efforts within attractive growth categories. This includes initiatives targeting residential new construction, multi-family, hydrogen and energy management.

Gross margin for the quarter was 42.8%, compared to 38.0% in first quarter 2021. Pricing activity and annual inventory revaluation benefited first quarter gross margin and helped offset year-over-year material input cost inflation. Operating profit for the quarter was $153 million, or 24.7% of revenue, up 18% compared to first quarter 2021 and representing a 320 basis point expansion in operating margin.

The acquisition of First Alert, a leader in the residential smoke alarm and carbon monoxide detection markets, closed on March 31, 2022. First Alert expands Resideo’s sensors within the home and occupies a highly strategic position on the ceiling. Efforts are already underway to leverage the significant strategic opportunity from a channel perspective and in exploring potential from more tightly integrating First Alert’s offerings with existing products. This includes the opportunity to drive category growth in connected offerings.

ADI Global Distribution First Quarter 2022 Highlights

•	Revenue of $887 million, up 9% compared to the first quarter 2021

•	Operating profit of $80 million, up 36% compared to the first quarter 2021

•	E-commerce sales growth of 24%, accounting for 17% of ADI total sales

•	Expanded data communications offering with acquisition of Arrow Wire & Cable

ADI first quarter 2022 revenue of $887 million was up 9% compared to the first quarter 2021. Growth was driven by volume expansion, recent acquisitions and a strong pricing environment. Demand was strongest in categories that typically serve commercial end markets including fire and access control. Vendor supply issues remained a headwind to growth, particularly in the video surveillance category. Sales through ADI’s e-commerce channel grew 24%, representing 17% of total ADI sales, and private brands sales grew over 40% compared to first quarter 2021.

Gross margin of 19.2% in the first quarter 2022 was up 200 basis points compared to first quarter 2021. This expansion was driven by ADI capturing the benefits of the current inflationary pricing environment, progress on ADI specific price optimization efforts and expansion of private brands. ADI is continuing to invest in and roll out tools to enable its sales team to better understand and serve customers, which has had significant benefit on sales efficiency. Operating profit of $80 million for first quarter 2022 was up 36% from $59 million in first quarter 2021, reaching 9% of revenue.

During the first quarter ADI saw significant growth in key adjacent categories of professional and residential audio visual and in data communications. In the first quarter, ADI completed the acquisition of Arrow Wire & Cable, a U.S. west coast distributor of data communications products. The acquisition complements the 2021 acquisition of Norfolk Wire & Electronics geographically, strengthening ADI’s position in a key strategic growth category. Arrow is the fourth acquisition for ADI since 2020.

First Quarter 2022 Performance

Consolidated revenue of $1.51 billion in the first quarter 2022 grew 6% compared with the prior year of $1.42 billion. Gross profit margin for the first quarter 2022 was 28.8%, up 290 basis points compared to 25.9% in the prior year. Resideo’s operating profit of $172 million in the first quarter 2022 compared to a prior year operating profit of $130 million. Total Corporate costs were $61 million, up from $59 million in the prior year primarily due to $10 million of one-time transaction costs associated with the First Alert acquisition. Net income for the first quarter 2022 was $87 million, or $0.58 per diluted common share, compared with $49 million, or $0.33 per diluted common share, in the prior year.

Cash Flow and Liquidity

First quarter 2022 net cash used by operating activities of $59 million compared to cash provided by operating activities of $5 million in the prior year comparable period. The use of cash was primarily due to typical seasonal timing of cash payments for bonus and customer rebate payments accrued in prior periods, higher working capital to support growth and a strategic decision to increase inventory levels. At April 2, 2022, Resideo had cash and cash equivalents of $244 million and total outstanding debt of $1.4 billion.

Outlook

Based on first quarter results and the outlook for the remainder of 2022, the company now expects full year 2022 revenue to be in the range of $6.45 billion to $6.65 billion, gross profit margin in the range of 27.5% to 28.5% and operating profit in the range of $680 million to $720 million.

The company expects second quarter 2022 revenue to be in the range of $1.65 billion to $1.70 billion, gross profit margin in the range of 27.0% to 28.0% and operating profit in the range of $165 million to $175 million.

Conference Call and Webcast Details

Resideo will hold a conference call with investors on May 3, 2022, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo First Quarter 2022 Earnings” or the conference ID: 7301399.

About Resideo

Resideo is a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to customers worldwide. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes globally, with 15 million systems installed in homes each year. We continue to serve more than 110,000 professionals through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from nearly 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

Contacts:
Investors:	Media:
Jason Willey	Oliver Clark
investorrelations@resideo.com	oliver.clark@resideo.com

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second quarter 2022 and full year 2022, (2) the duration and severity of the COVID-19 pandemic and the disruption to our business and the global economy caused by it, including its effect on our and our business partners’ supply chains, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) the likelihood of continued success of our transformation programs and initiatives, (5) risks related to our recently completed acquisitions, including First Alert, including our ability to achieve the targeted amount of annual cost synergies, successfully integrate the acquired operations (including successfully driving category growth in connected offerings), and the expected net present value of tax benefits resulting from the First Alert transaction and (6) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED) (1)

	Q1 2022
	Products & Solutions	ADI Global Distribution	Corporate	Total Company
Revenue (2)	$619	$887	$—	$1,506
Cost of goods sold	355	716	1	1,072

Gross profit (loss)	265	170	(1)	434
Research and development expenses (3)	24	—	—	24
Selling, general and administrative expenses (3)	87	91	60	238

Operating profit (loss)	$153	$80	$(61)	$172

	Q1 2021
	Products & Solutions	ADI Global Distribution	Corporate	Total Company
Revenue (2)	$606	$813	$—	$1,419
Cost of goods sold	376	673	2	1,051

Gross profit (loss)	230	140	(2)	368
Research and development expenses (3)	21	—	—	21
Selling, general and administrative expenses (3)	79	81	57	217

Operating profit (loss)	$130	$59	$(59)	$130

	Q1 2022 % change compared with Q1 2021
	Products & Solutions	ADI Global Distribution	Corporate	Total Company
Revenue (2)	2%	9%	N/A	6%
Cost of goods sold	(6)%	6%	(50)%	2%
Gross profit (loss)	15%	21%	(50)%	18%
Research and development expenses (3)	14%	N/A	N/A	14%
Selling, general and administrative expenses (3)	10%	12%	5%	10%
Operating profit (loss)	18%	36%	3%	32%

(1)	Dollars are reported in millions. The sum of the rounded components, and related calculations, may not equal the totals due to rounding.
(2)

Represents Product & Solutions revenue, excluding intersegment revenue of $95 million for the three months ended April 2, 2022 and $94 million for the three months ended April 3, 2021. ADI Global Distribution does not have any intersegment revenue.

(3)

Prior year information was reclassified to present Research and development expenses as a separate line item. Research and development expenses were formerly included within Selling, general and administrative expenses.

Table 2: CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	April 2, 2022	April 3, 2021
	(In millions except shares in thousands and per share data)
Net revenue	$1,506	$1,419
Cost of goods sold	1,072	1,051

Gross profit	434	368
Research and development expenses (1)	24	21
Selling, general and administrative expenses (1)	238	217

Operating profit	172	130
Other expense, net	40	44
Interest expense	11	13

Income before taxes	121	73
Tax expense	34	24

Net income	$87	$49

Weighted Average Number of Common Shares Outstanding (in thousands)
Basic	145,118	143,382
Diluted	148,760	147,656
Earnings Per Share
Basic	$0.60	$0.34
Diluted	$0.58	$0.33

1)

The prior year unaudited Consolidated Interim Statements of Operations were reclassified to present Research and development expenses as a separate line item within the statements. Research and development expenses were formerly included within Selling, general and administrative expenses.

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	April 2, 2022	December 31, 2021
	(In millions, except shares in thousands and par value)
ASSETS
Current assets:
Cash and cash equivalents	$244	$779
Accounts receivable – net	1,008	876
Inventories – net	922	740
Other current assets	165	146

Total current assets	2,339	2,541
Property, plant and equipment – net	350	287
Goodwill	3,125	2,661
Other assets	431	364

Total assets	$6,245	$5,853

LIABILITIES
Current liabilities:
Accounts payable	$958	$883
Current maturities of debt	12	10
Accrued liabilities	576	601

Total current liabilities	1,546	1,494
Long-term debt	1,412	1,220
Obligations payable under Indemnification Agreements	592	585
Other liabilities	334	302
EQUITY
Common stock, $0.001 par value, 700,000 shares authorized, 147,068 and 145,372 shares issued and outstanding as of April 2, 2022, 146,248 and 144,808 shares issued and outstanding as of December 31, 2021, respectively	—	—
Additional paid-in capital	2,135	2,121
Treasury stock, at cost	(27)	(21)
Retained earnings	404	317
Accumulated other comprehensive loss	(151)	(165)

Total equity	2,361	2,252

Total liabilities and equity	$6,245	$5,853

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	April 2, 2022	April 3, 2021
	(In millions)
Cash flows (used for) provided by operating activities:
Net income	$87	$49
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	20	23
Stock compensation expense	11	9
Other	2	25
Changes in assets and liabilities, net of acquired companies:
Accounts receivable	(61)	(17)
Inventories – net	(66)	(10)
Other current assets	(12)	16
Accounts payable	17	(15)
Accrued liabilities	(66)	(66)
Obligations payable under Indemnification Agreements	7	(7)
Other	2	(2)

Net cash (used for) provided by operating activities	(59)	5

Cash flows used for investing activities:
Expenditures for property, plant, equipment and other intangibles	(19)	(19)
Cash paid for acquisitions, net of cash acquired	(633)	(5)
Other	(13)	—

Net cash used for investing activities	(665)	(24)

Cash flows provided by financing activities:
Proceeds from long-term debt	200	950
Payment of debt facility issuance and modification costs	(4)	(21)
Repayment of long-term debt	(3)	(921)
Other	(4)	5

Net cash provided by financing activities	189	13

Effect of foreign exchange rate changes on cash and cash equivalents	—	(3)

Net decrease in cash and cash equivalents	(535)	(9)
Cash and cash equivalents at beginning of period	779	517

Cash and cash equivalents at end of period	$244	$508